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                                                                   EXHIBIT 10.39

                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made as of January 1, 2000, between BWAY Corporation, a Delaware corporation (the "Company"), and Jean-Pierre M. Ergas ("Executive").
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The Company and Executive are referred to collectively herein as the "Parties"
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and individually as a "Party".
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     In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Employment. The Company shall employ Executive, and Executive accepts
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employment with the Company, upon the terms and conditions set forth in this
Agreement for the period beginning on the date hereof (the "Employment Date")
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and ending as provided in Section 4 (the "Employment Period").
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     2. Position and Duties. During the Employment Period, Executive shall be
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Chief Executive Officer of the Company and shall render such administrative and other executive services to the Company and its Subsidiaries as the Company's board of directors (the "Board") may from time to time direct. Executive shall
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report directly to the Board and not to any other officer of the Company. During the Employment Period, the Company shall nominate, and use best efforts to re-elect, Executive to serve as a member of the Board and as Chairman of the Board. Executive shall devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity and except for non-executive directorships currently held by Executive as reflected in the Company's Fiscal Year 1998 Proxy Statement or approved by the Board) to the business and affairs of the Company and its Subsidiaries. Executive shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner. Executive's principal place of employment shall be at the Company's or its Subsidiaries' offices in Winnetka, Illinois, and Executive will not be required to move his principal place of employment more than 25 miles from Chicago without prior written consent. For purposes of this Agreement, "Subsidiaries" shall mean any corporation of which the securities having a
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majority of the voting power in electing directors are, at the time of determination, owned by the Company, directly or through one of more
Subsidiaries.

     3. Base Salary, Bonus and Benefits.
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     (a) During the Employment Period, Executive's base salary shall be $450,000 per annum or such higher rate as the Board designates from time to time (the "Base Salary"). The Base Salary shall be payable in regular installments in
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accordance with the Company's general payroll practices. The Board shall review
Executive's performance in January 2002 and at the end of each twenty-four month period thereafter during the Employment Period. Based on such review, the Board may, in its sole discretion, increase or decrease the Base Salary (but not below $450,000). Following the end of each fiscal year during the Employment Period, the Board may award the Executive a bonus for such year based on Executive's performance, the amount of which will be


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determined by the Board in its sole judgment. Executive's "target" under the
Company's Officer Incentive Plan shall be fifty percent (50%) of Base Salary with a maximum of one-hundred percent (100%) of Base Salary. For fiscal year 2000, Executive shall receive a bonus under the Officer Incentive Plan equal to one-hundred percent (100%) of his Base Salary allocable to the portion of fiscal year 2000 during which Executive was employed. For fiscal year 2001, Executive's bonus under the Officer Incentive Plan for the first quarter of fiscal year 2001 shall be 100% of Executive's Base Salary allocable to such first quarter and Executive's bonus for the remaining three quarters of fiscal year 2001 shall be as provided for above based on Executive's performance in an amount determined by the Board in its sole judgment.

     (b) In addition to the Base Salary and any bonuses payable to Executive pursuant to Section 3(a), during the Employment Period Executive shall be entitled to participate in the Company's 1995 Third Amended and Restated Long-Term Incentive Plan (the "Plan") and all of the Company's other employee
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benefit programs for which senior executive employees of the Company are generally eligible, and Executive shall be entitled to four (4) weeks of paid vacation each year. With regard to the Company's periodic grant of options to officers and key personnel, Executive shall be recommended to the Board to receive a minimum of 36,667 options for each year during the Employment Period commencing in fiscal year 2001. The Board will review Executive's performance each year during the Employment Period prior to the periodic grant of options and, in its discretion, may grant Executive additional options if Executive's performance warrants the grant of additional options.

     (c) The Company shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses. In addition, the Company shall reimburse Executive for Executive's wife purchasing and utilizing five (5) round trip business class tickets to France for each year during the Employment Period.

     4.  Term.
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     (a) The Employment Period shall end on the third anniversary of the
Employment Date; provided that (i) the Employment Period shall terminate prior to such date upon Executive's resignation, death or permanent disability or incapacity (as determined by the Board in its good faith judgment) and (ii) the Employment Period may be terminated by the Company at any time before or after such date for Cause (as defined below) or without Cause. Notwithstanding anything in this Section 4(a) to the contrary, the Employment Period shall continue after the third anniversary of the Employment Date on a year to year basis unless either party hereto provides the other six (6) month's prior written notice of its desire to terminate this Agreement.

     (b) If the Employment Period is terminated (or deemed terminated under Section 4(e) hereof) by the Company without Cause prior to the third anniversary of the Employment Date, subject to the limitations set forth below, Executive shall be entitled to receive his Base Salary plus (to the extent not otherwise paid) his maximum bonus (100% of Base Salary) in respect of fiscal year

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2000 and his "target" bonuses in respect of fiscal year 2001 and 2002 (or if his target bonuses have not yet been set for either of such fiscal years, an amount equal to 50% of his Base Salary at the date of termination in lieu of the "target" bonus for either such fiscal year), and health, disability and life insurance benefits, payable until the later of the third anniversary of the Employment Date or the second anniversary of the date of such termination, so long as Executive has not breached in any material respects the provisions of Sections 5, 6 and 7 hereof. In any event, the aggregate payments to Executive on termination (or deemed termination) of the Employment Period by the Company without Cause shall not be less than the sum of his annual Base Salary at the rate in effect at the date of termination, his "target" bonus for the fiscal year in question at the date of termination and one year's health, disability and life insurance benefits. The amounts payable pursuant to this Section 4(b) shall be reduced by the amount of any compensation Executive receives with respect to any other employment during the period in which the Company is making such payments to Executive or, in the event the Employment Period is terminated as a result of Executive's permanent disability or incapacity, by the amount Executive receives with respect to any Company disability policy. Upon request from time to time, Executive shall furnish the Company with a true and complete certificate specifying any such compensation due to or received by him.
Executive has no obligation to seek employment during the period that he is receiving compensation pursuant to this Section 4(b).

     (c) If the Employment Period is terminated by the Company for Cause or is terminated pursuant to clause 4 (a) (i) above, Executive shall be entitled to receive his Base Salary through the date of termination.

     (d) Except as provided in Section 4(b), 11 (to the extent due and payable by the Company pursuant to the terms hereof) and 12 (to the extent due and payable by the Company pursuant to the terms hereof), all of Executive's rights to fringe benefits and bonuses hereunder (if any) accruing after the termination of the Employment Period shall cease upon such termination, except for benefits required by United States law.

     (e) Notwithstanding anything in Section 4(c) to the contrary, the Company shall be deemed to have terminated the Employment Period without Cause in the event that (i) Executive is no longer Chief Executive Officer or is asked to report other than directly to the Board, (ii) Executive resigns as a result of any other material breach of this Agreement by the Company which is not cured by the Company within 30 days after Executive delivers written notice of such breach to the Board and General Counsel, (iii) the Company terminates the Employment Period as a result of the permanent disability or incapacity of Executive pursuant to 4(a) (i) above, or (iv) the shareholders of the Company fail to elect (or remove) Executive as a member of the Board during the Employment Period or the Board fails to elect (or removes) Executive as Chairman of the Board during the Employment Period. After a Change in Control, if the Company terminates the Employment Period for any reason, such termination shall be deemed to be a termination by the Company without Cause.

     (f) "Cause" shall mean (i) a material breach of this Agreement by
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Executive, (ii) the conviction of the Executive by a court of competent jurisdiction of a felony or a crime involving moral turpitude, (iii) conduct which, if known to the general public, would likely bring the Company


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or any of its Subsidiaries into substantial public disgrace or disrepute, (iv)
substantial and repeated failure to perform duties as reasonably directed by the Board or (v) gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries. "Change in Control" shall occur upon (x) the
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acquisition by any person or group of persons (within the meaning of Section
13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act")), other than Warren J. Hayford
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and his affiliates and associates, of more than thirty-five percent (35%) of the
Company's Common Stock, (y) the election of a majority of directors to the Board that were not recommended to the stockholders by the Board, or (z) the sale of a majority of the assets of the Company and its Subsidiaries taken as a whole not approved or agreed to by Executive.

     5. Confidential Information. Executive acknowledges that the information,
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observations and data obtained by him while employed by the Company concerning the business or affairs of the Company or any Subsidiary ("Confidential
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Information") are the property of the Company or such Subsidiary. Therefore,
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Executive agrees that he shall not disclose to any unauthorized person or use for his own account any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act. Nothing herein shall prevent Executive from making (i) any disclosure that is required by applicable law or the order of a court of competent jurisdiction, or (ii) any disclosure, in good faith, to properly fulfill Executive's duties under this Agreement (including, but not limited to, in connection with treasury and investor relations functions). Executive shall deliver to the Company at the termination of the Employment Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product or the business of the Company or any Subsidiary which he may then possess or have under his control.

     6. Inventions and Patents. Executive agrees that all inventions,
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innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relates to the Company's or any of its Subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by the Company ("Work Product")
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belong to the Company or such Subsidiary. Executive shall promptly disclose such
Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

     7.  Non-Compete, Non-Solicitation.
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     (a) Executive acknowledges that in the course of his employment with the
Company he will become familiar with the Company's and it Subsidiaries' trade secrets and with other Confidential Information concerning the Company and the Subsidiaries and that his services will be of special, unique and extraordinary value to the Company and the Subsidiaries. Therefore, Executive agrees that, during the Employment Period and during the period that Executive is receiving compensation pursuant to Section 4(b) (but in no event for a period of less than eighteen


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months after the termination of the Employment Period, whether or not Executive is receiving compensation pursuant to Section 4(b) (the "Noncompete Period"), he
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shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company or its Subsidiaries as such businesses exist or are in process on the date of the termination of Executive's employment, within any geographical area in which the Company or its Subsidiaries engage or plan to engage in such businesses. Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

     (b) During the Noncompete Period, Executive shall not directly or indirectly (i) induce or attempt to induce any management or professional level employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any such employee thereof, (ii) hire any person who was such an employee of the Company or any Subsidiary at any time during the Employment Period, or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Subsidiary.

     8. Enforcement. If, at the time of enforcement of Section 5, 6 or 7, a
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court holds that the restrictions stated herein are unreasonable under circumstances then existing, the Parties agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. Because Executive's services are unique and because Executive has access to Confidential Information and Work Product, the Parties agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

     9. Executive Representations. Executive hereby represents and warrants to
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the Company that (i) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms.

     10. Indemnification of Executive. The Company shall indemnify and hold
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harmless Executive from all losses and claims incurred in connection with any actions taken by Executive in his capacity as an officer or director of the Company or any of its Subsidiaries in accordance with, and to the fullest extent permitted under, Delaware General Corporation Law as in effect from time to time.


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     11. Supplemental Retirement Benefit
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     (a) Eligibility. If the Executive's employment by the Company terminates
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after the first anniversary of the Employment Date for any reason other than for
Cause (the effective date of such termination hereinafter referred to as the Executive's "Retirement Date") and Executive fully complies with Sections 7(a)
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and 7(b) hereof, the Executive shall be entitled to receive a monthly supplemental retirement benefit for services rendered to the Company, the amount of which shall be determined in accordance with this Section 11.

     (b) Amount. The amount of the monthly supplemental retirement benefit
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payable to the Executive shall be equal to the sum obtained by multiplying one hundred fifteen and 74/100 dollars ($115.74) by the number of months of the Employment Period up to a maximum of four thousand one hundred sixty-six and 67/100 dollars ($4,166.67) (the "Monthly Retirement Payment").
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     (c) Commencement and Duration. Payment of the Executive's monthly
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supplemental retirement benefit shall commence as of the first day of the calendar month that begins coincident with or immediately after the date on which the Executive attains the age of 65. Monthly payments shall continue to be made to the Executive as of the first day of each subsequent month, with the last payment to be made for the month during which the Executive's death occurs.

     12. Surviving Spouse Benefit
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     (a) Eligibility. In the event the Executive's current spouse survives the
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Executive (the "Surviving Spouse"), she shall be entitled to receive a monthly
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death benefit as described in this Section 12.

     (b) Amount. The amount of the monthly death benefit payable to the
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Surviving Spouse shall be equal to fifty percent (50%) of the Monthly Retirement
Payment that the Executive was receiving (if any) at the time of his death under
Section 11.

     (c) Commencement and Duration. Payment of the Surviving Spouse's monthly
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death benefit shall commence as of the first day of the calendar month that begins immediately after Executive's date of death. Monthly payments shall continue to be made to the Surviving Spouse as of the first day of each subsequent month, with the last payment to be made for the month during which the Surviving Spouse's death occurs.

     13. General Provisions.
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     (a) Notices. All notices, requests, demands, claims, and other
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communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given when delivered personally to the recipient, telecopied to the intended recipient at the telecopy number set forth therefor below, or sent to the recipient by reputable express courier service (charges prepaid) and addressed to the intended recipient as set forth below:


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If to the Company:
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BWAY Corporation
8607 Roberts Drive, Suite 250
Atlanta, Georgia 30350
Telephone: 770/645-4829
Attention: General Counsel

If to Executive:
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Mr. Jean-Pierre Ergas
1100 N. Lake Shore Drive, Apartment 34-B
Chicago, IL 60611
Telephone: 312/649-9460

Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means, but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     (b) Legal and Accounting Fees. The Company shall pay or reimburse Executive
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for all of Executive's reasonable and actual legal and accounting fees and disbursements in connection with the negotiation and preparation of this Agreement.

     (c) Severability. Whenever possible, each provision of this Agreement shall
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be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     (d) Entire Agreement. This Agreement (including the documents referred to
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herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof.

     (e) Counterparts. This Agreement may be executed in separate counterparts,
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each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

     (f) Successors and Assigns. Except as otherwise provided herein, this
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Agreement shall bind and inure to the benefit of and be enforceable by
Executive, the Company and their respective successors, heirs, executors, administrators and assigns; provided that the rights and


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obligations of Executive under this Agreement shall not be assignable without the prior written consent of the Company.

          (g) Choice of Law.  All questions concerning the construction,
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validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois without giving effect to any choice or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

          (h) Amendment and Waiver.  The provisions of this Agreement may be
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amended and waived only with the prior written consent of the Company and
Executive.

          (i) Survival.  Sections 5, 6, 7, 8, 10, 11, 12 and 13 shall survive
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and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period.

          (j) Arbitration. Executive shall execute the Company's form
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arbitration agreement.

          IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

                                          BWAY CORPORATION

                                          By /s/ Warren J. Hayford
                                            -----------------------------------
                                          Its Chairman
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                                           J. P. ERGAS
                                          -------------------------------------
                                          Executive
                                          Sept. 09, 1999

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